EXHIBIT 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitutes and appoints Richard A. Lammert, Brian R. Yoshida and Paul D. Freshour, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $0.50 per share, to be issued or sold pursuant to the M&T Bank Corporation Employee Stock Purchase Plan, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: May 31, 2002

/s/ William F. Allyn	/s/ Daniel R. Hawbaker

William F. Allyn	Daniel R. Hawbaker

/s/ Brent D. Baird	/s/ Patrick W.E. Hodgson

Brent D. Baird	Patrick W.E. Hodgson

/s/ John H. Benisch	/s/ Samuel T. Hubbard, Jr.

John H. Benisch	Samuel T. Hubbard, Jr.

/s/ Robert J. Bennett	/s/ Richard G. King

Robert J. Bennett	Richard G. King

/s/ C. Angela Bontempo	/s/ Reginald B. Newman, II

C. Angela Bontempo	Reginald B. Newman, II

/s/ Robert T. Brady	/s/ Jorge G. Pereira

Robert T. Brady	Jorge G. Pereira

/s/ Patrick J. Callan

Patrick J. Callan	Michael P. Pinto

/s/ Carl L. Campbell	/s/ Robert E. Sadler, Jr.

Carl L. Campbell	Robert E. Sadler, Jr.

/s/ R. Carlos Carballada	/s/ Stephen Sheetz

R. Carlos Carballada	Stephen Sheetz

/s/ T.J. Cunningham III

T.J. Cunningham III	Michael R. Spychala

/s/ Donald Devorris	/s/ John L. Vensel

Donald Devorris	John L. Vensel

/s/ Richard E. Garman	/s/ Herb Washington

Richard E. Garman	Herbert L. Washington

/s/ James V. Glynn	/s/ Robert G. Wilmers

James V. Glynn	Robert G. Wilmers

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